EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ICOS Corporation and

Lilly ICOS LLC

We consent to the use of our reports with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of ICOS Corporation and the financial statements of Lilly ICOS LLC, dated March 9, 2005, incorporated by reference herein.

/S/ KPMG LLP

Seattle, Washington

August 2, 2005